UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 3, 2021

UWM Holdings Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39189	82-2124167
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

585 South Boulevard E Pontiac, Michigan		48341
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 981-8898

(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	UWMC	New York Stock Exchange
Warrants, each warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	UWMCWS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 3, 2021, UWM Holdings Corporation, a Delaware corporation (the “Company”) and the Members, as defined therein, of UWM Holdings, LLC entered into the Second Amended and Restated Limited Liability Company Agreement of UWM Holdings, LLC (the “Second Amended and Restated LLC Agreement”). The Second Amended and Restated LLC Agreement amends and restates the First Amended and Restated Limited Liability Company Agreement, dated January 21, 2021. The Second Amended and Restated LLC Agreement makes certain administrative changes and revisions.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

3.3	Second Amended and Restated Limited Liability Company Agreement of UWM Holdings, LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UWM HOLDINGS CORPORATION

By:	/s/ Timothy Forrester
Timothy Forrester
Chief Financial Officer

Date: February 9, 2021